Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

Ostin Technology Group Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of registrant’s name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(2)(3)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
	Equity	Class A ordinary shares, par value US$0.0001 per share
	Equity	Preference shares, par value US$0.0001 per share
	Debt	Debt securities
	Other	Warrants
	Other	Rights
	Other	Units
	Unallocated (Universal) Shelf	-	Rule 457(o)			$200,000,000	$0.00014760	$29,520
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$200,000,000		$29,520
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$29,520

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered also include such indeterminate number of securities as may be issued upon exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.

(3)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder.